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EXHIBIT 11


Capitol Communities Corporation
Computation of Earnings Per Share




                                                            March 31,                   March 31,
                                                               2003                        2002
                                                         -----------------           -----------------


Shares Outstanding Beginning of Period                         25,460,061                   4,230,361

Shares Issued During Period:
                     October 18,2001                                                       16,100,000
                     February 25, 2002                                                      4,200,000
                     March 26, 2002                                                           145,000
                     March 29, 2002                                                            75,000



                                                         -----------------           -----------------

Total Outstanding                                              25,460,061                  24,750,361

Weighted average number of shares outstanding                  25,460,061                  19,527,476

Shares deemed outstanding from assumed
exercise of stock options                                               -                           -
                                                         -----------------           -----------------

Total                                                          25,460,061                  19,527,476
                                                         =================           =================

Earnings (loss) applicable to common shares
                     Net Income                                $ (651,941)                $ 2,249,078
                     Preferred Dividends                           14,385                           -
                                                         -----------------           -----------------
                                                                   $ 0.03                      $ 0.12
                                                         =================           =================


Earnings (loss) per share of common stock                         $ 0.000                     $ 0.000
                                                         =================           =================

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